UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 100
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, Finch Therapeutics Group, Inc. (the “Company”) and the University of Minnesota (“UMN”) have been engaged in ongoing litigation with Rebiotix Inc. and Ferring Pharmaceuticals Inc. (collectively, “Ferring”) with respect to certain of the Company’s and UMN’s patents, which case went to trial in the U.S. District Court for the District of Delaware on August 5, 2024. The trial involved a total of five asserted patent claims from three patents. Two claims were asserted from each of United States Patents 10,675,309 and 11,541,080 owned by the Company, and one claim was asserted from United States Patent 10,251,914 owned by UMN. On August 9, 2024, the jury rendered a verdict finding that Ferring had infringed the asserted claims, that such infringement was willful, that one claim each from the ’309 and ’080 patents was invalid, and that the remaining claims were not invalid. The jury awarded royalty damages to the Company and UMN in the amount of a $25.0 million upfront payment and $0.815 million in running royalties for commercial sales of Rebyota, a microbiome-based therapy for the treatment of recurrent infection of Clostridioides difficile marketed by Ferring Pharmaceuticals Inc., for the period between its commercial launch through the date of trial. The Company expects Ferring to file post-trial motions and pursue an appeal of any judgment entered on the jury’s verdict.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: August 12, 2024	By:	/s/ Matthew P. Blischak
Matthew P. Blischak
Chief Executive Officer